UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2022, Adtalem Global Education Inc. (“Adtalem”) appointed Manjunath Gangadharan (39) as Vice President, Chief Accounting Officer and principal accounting officer of Adtalem, effective as of April 18, 2022.  Robert J. Phelan will continue to serve as the Company’s Chief Financial Officer and principal financial officer.
Prior to joining Adtalem, Mr. Gangadharan served as the Vice President, Corporate Controller for Culligan International (“Culligan”), since April 2021.  Prior to joining Culligan, Mr. Gangadharan served as the Chief Accounting Officer for Groupon Inc. (“Groupon”), since February 2020, and prior to that served in various roles at Groupon including as Senior Director, North America Controller and Head of Global Payroll and Shared Services from May 2019 to February 2020; Director of Corporate Accounting from April 2018 to May 2019; International Goods Controller from December 2016 to April 2018; Corporate Accounting Senior Manager from April 2015 to December 2016; and Corporate Accounting Manager from July 2014 to April 2015.  Prior to joining Groupon, Mr. Gangadharan was the Accounting Policies and Procedures Manager at Sony Corporation of America, a subsidiary of Sony Corporation, from October 2012 to July 2014.  Mr. Gangadharan began his career as an auditor at Deloitte & Touche, a public accounting firm.

There are no arrangements or understandings between Mr. Gangadharan and any other person pursuant to which he was selected as Chief Accounting Officer.  There are also no family relationships between Mr. Gangadharan and any director or officer of Adtalem and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his employment with Adtalem, Adtalem and Mr. Gangadharan entered into an Offer Letter (the “Offer Letter”), dated as of March 18, 2022.  Pursuant to the terms of the Offer Letter, Mr. Gangadharan will be paid (i) an annual base salary of $325,000; (ii) an annual cash bonus target opportunity equal to 50% percent of his base salary, subject to the attainment of certain performance goals established by the Compensation Committee of the Adtalem Board of Directors (the “Compensation Committee”); and (iii) an annual long-term incentive equity grant, subject to the attainment of certain performance goals established by the Compensation Committee.

In addition, Mr. Gangadharan will also receive a one-time award of restricted stock units with a grant date value of $175,000.  Subject to Mr. Gangadharan’s continued employment with Adtalem, the award will vest one-fourth per year over four years from the grant date.  Mr. Gangadharan is also eligible for a cash bonus valued at $75,000 payable in two installments in 2022.

The description of the terms of Mr. Gangadharan’s employment is not complete and is qualified in its entirety by the Offer Letter between Adtalem and Mr. Gangadharan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Adtalem Global Education Inc. and Manjunath Gangadharan dated March 18, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Robert J. Phelan
Name:	Robert J. Phelan
Title:	Senior Vice President and Chief Financial Officer

Date: April 18, 2022